Exhibit 99.(k)(17)

EXECUTION VERSION Third Amendment to Amended and Restated Credit Agreement (Runway) 4894-3011-9255 v6.docx 4287157 THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 24, 2023 (the “Amendment”), is made pursuant to that certain Amended and Restated Credit Agreement dated as of April 20, 2022 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among RUNWAY GROWTH FINANCE CORP. (f/k/a RUNWAY GROWTH CREDIT FUND INC.), a Maryland corporation, as borrower (the “Borrower”); each Guarantor party thereto; the financial institutions currently party thereto as lenders (the “Lenders”); KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”); CIBC Bank USA, as documentation agent (together with its successors and assigns, the “Documentation Agent”); MUFG Bank, Ltd. (as successor-in-interest to MUFG Union Bank, N.A.), as co-documentation agent (together with its successors and assigns, the “Co-Documentation Agent”); and U.S. Bank Trust Company, National Association, not in its individual capacity but as successor in interest to U.S. Bank National Association as the paying agent (together with its successors and assigns, the “Paying Agent”) and collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”). W I T N E S S E T H : WHEREAS, the Borrower, the Lenders, the Guarantors, the Documentation Agent, the Co-Documentation Agent, the Paying Agent, the Collateral Custodian and the Administrative Agent have previously entered into and are currently party to the Credit Agreement; and WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders party hereto are willing to do so under the terms and conditions set forth in this Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Credit Agreement. Section 2. AMENDMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be amended as follows: (a) The defined term “Permitted Investments” appearing in Section 1.1 of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (e), (2) deleting the period at the end of clause (f) and replacing it with “and”, and (3) adding a clause (g) to read as follows: (g) investments in money market mutual funds registered under the Investment Company Act of 1940, as amended, (i) having

2 a rating, at the time of such investment, of no less than “Aaa-mf” by Moody’s, and “AAAm” by S&P and (ii) that predominately invest in securities of the types described in clauses (a) through (f) above. Section 3. Conditions Precedent. Subject to Section 2 hereof, this Amendment shall become effective as of the date of the satisfaction of all of the following conditions precedent: 3.1. The Administrative Agent, the Borrower, and the Lenders party hereto shall have executed and delivered this Amendment. 3.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel. 3.3. No Unmatured Event of Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment). Section 4. Representations of the Borrower. The Borrower hereby represents and warrants to the parties hereto that as of the date hereof its representations and warranties contained in Article IV of the Credit Agreement and any other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date). Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. [SIGNATURE PAGES TO FOLLOW]

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date hereof. BORROWER: RUNWAY GROWTH FINANCE CORP. By:____________________________________ Name: _______________________________ Title: ________________________________ CFO, COO Thomas B. Raterman

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE MUFG BANK, LTD. LENDER GROUP: MUFG BANK, LTD. By:____________________________________ Name: ______________________________ Title: _______________________________ LENDER FOR THE MUFG BANK, LTD. LENDER GROUP: MUFG BANK, LTD. By:____________________________________ Name: ______________________________ Title: _______________________________ Michael Fishback Director Michael Fishback Director

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE WEBBANK LENDER GROUP: WEBBANK By:____________________________________ Name: _______________________________ Title: ________________________________ LENDER FOR THE WEBBANK LENDER GROUP: WEBBANK By:____________________________________ Name: _______________________________ Title: ________________________________ FOR THE EXCLUSIVE USE OF TANVI DEDHIA - WEBBANK ON 23 MAR 23 04:27:44 GMT FOR THE EXCLUSIVE USE OF TANVI DEDHIA - WEBBANK ON 23 MAR 23 04:27:44 GMT Jason Lloyd President & CEO Jason Lloyd President & CEO

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE BANK OF HOPE LENDER GROUP: BANK OF HOPE By: ____________________________________ Name:Keri Svancara Title:SVP, Corporate Banking Group LENDER FOR THE BANK OF HOPE LENDER GROUP: BANK OF HOPE By: ____________________________________ Name:Keri Svancara Title:SVP, Corporate Banking Group

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE MITSUBISHI HC CAPITAL AMERICA LENDER GROUP: MITSUBISHI HC CAPITAL AMERICA By:____________________________________ Name: _______________________________ Title: ________________________________ LENDER FOR THE MITSUBISHI HC CAPITAL AMERICA LENDER GROUP: MITSUBISHI HC CAPITAL AMERICA By:____________________________________ Name: _______________________________ Title: ________________________________ FOR THE EXCLUSIVE USE OF MITSUBISHI GROUP BOX - MITSUBISHI HC CAPITAL AMERICA, FOR THE EXCLUSIVE USE OF MITSUBISHI GROUP BOX - MITSUBISHI HC CAPITAL AMERICA, INC. ON 23 MAR 23 01:35:40 GMT INC. ON 23 MAR 23 01:35:40 GMT

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE AUTOBAHN FUNDING COMPANY LLC LENDER GROUP: AUTOBAHN FUNDING COMPANY LLC BY: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as its attorney-in-fact By:____________________________________ Name: ______________________________ Title: _______________________________ By:____________________________________ Name: ______________________________ Title: _______________________________ LENDER FOR THE AUTOBAHN FUNDING COMPANY LLC LENDER GROUP: AUTOBAHN FUNDING COMPANY LLC BY: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as its attorney-in-fact By:____________________________________ Name: ______________________________ Title: _______________________________ By:____________________________________ Name: ______________________________ Title: _______________________________ James A. Miers Digitally signed by James A. Miers Date: 2023.03.24 12:13:11 -04'00' James A. Miers Digitally signed by James A. Miers Date: 2023.03.24 12:13:34 -04'00' Francine Farragher Digitally signed by Francine Farragher Date: 2023.03.24 13:07:07 -04'00' Francine Farragher Digitally signed by Francine Farragher Date: 2023.03.24 13:07:32 -04'00'

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as Liquidity Provider By:____________________________________ Name: ______________________________ Title: _______________________________ By:____________________________________ Name: ______________________________ Title: _______________________________ James A. Miers Digitally signed by James A. Miers Date: 2023.03.24 12:14:02 -04'00' Francine Farragher Digitally signed by Francine Farragher Date: 2023.03.24 13:08:03 -04'00'

[Signature Page to Third Amendment to Amended and Restated Credit Agreement] MANAGING AGENT FOR THE VALLEY NATIONAL BANK LENDER GROUP: VALLEY NATIONAL BANK By: ___________________________________ Name:_______________________________ Title:________________________________ LENDER FOR THE VALLEY NATIONAL BANK LENDER GROUP: VALLEY NATIONAL BANK By: ___________________________________ Name:_______________________________ Title:________________________________ DocuSign Envelope ID: 0B474A07-7888-4F43-9904-751E6BC414F3 Phillip McCaulay Phillip McCaulay FVP FVP